EXHIBIT 3.19
CERTIFICATE OF FORMATION
OF
CLOSURE SYSTEMS MEXICO HOLDINGS LLC
     1. The name of the limited liability company is Closure Systems Mexico Holdings LLC,
     2. The address of its registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.
     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of Closure Systems Mexico Holdings LLC this 30th day of November, 2007.

CLOSURE SYSTEMS MEXICO HOLDINGS LLC
/s/ Melanie A. Smith

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION
OF
CLOSURE SYSTEMS MEXICO HOLDINGS LLC
     Closure Systems Mexico Holdings LLC (hereinafter called the “company”), a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:
     1.. The name of the limited liability company is Closure Systems Mexico Holdings LLC.,
     2. The Certificate of Formation of the domestic limited liability company is hereby amended to change the name and address of the registered agent and the address of the registered office within the State of Delaware as follows:
National Registered
Agents, Inc. 160
Greentree Drive, Suite
101 Dover, Delaware
19904
County of Kent
Executed on February 3, 2009

/s/ Lawrence M. Tuskey
Authorized Person

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